Contact:	Mark E. Secor
Chief Financial Officer
Phone:	(219) 873–2611
Fax:	(219) 874–9280
Date:	October 25, 2023

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Michigan City, Indiana, October 25, 2023 (GLOBE NEWSWIRE) – (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”), the parent company of Horizon Bank (the “Bank”), announced its unaudited financial results for the three and nine months ended September 30, 2023.

“Horizon's third quarter performance demonstrated our diversified lending platform's ability to produce solid growth while successfully continuing to shift our loan mix to higher yielding assets. This strategy paired with the strength of our credit culture will continue to add value over time,” President and Chief Executive Officer Thomas M. Prame said. “Horizon's core deposit funding base remained stable and our business units provided another promising quarter of non–interest income results. Recognizing the near term headwinds facing the banking industry, Horizon remains dedicated to disciplined expense management and prudently deploying resources into new revenue opportunities that can quickly realize positive momentum.”

Third Quarter 2023 Highlights

•Net income was $16.2 million or $0.37 per diluted share. This compared to $18.8 million or $0.43 in the second quarter of 2023, which included an after–tax benefit of approximately $1.1 million, or $0.02 per share on a non–recurring swap termination fee.

•Loans totaled $4.36 billion at period end, increasing by 8.2% annualized during the quarter and 6.4% annualized since December 31, 2022. Commercial loan growth totaled $83.0 million, increasing by 13.1% annualized during the quarter and 6.6% annualized since December 31, 2022.

•Deposits remained resilient, totaling $5.7 billion at period end, compared to $5.7 billion on June 30, 2023. Brokered deposits and wholesale borrowing levels were consistent with second quarter balances.

•Net interest income was $42.1 million. This compared to $46.2 million in the linked quarter, which benefited from the aforementioned non–recurring swap termination fee by $1.5 million.

•Non–interest income expanded to $11.8 million from $11.0 million in the linked quarter, primarily due to higher mortgage–related revenue.

•Well–managed non–interest expense was $36.2 million, or 1.81% of average assets annualized. Results slightly improved from the second quarter, even with an additional $460,000 in FDIC insurance expense.

•Maintained sound asset quality, with 30 to 89 days delinquent loans representing 0.30% of total loans and non–performing loans representing 0.45% of total loans at period end, as well as net charge–offs representing 0.02% of average loans during the quarter.

•Horizon's dividend performance included a 5.99% yield as of September 30, 2023, with cash maintained at the holding company level representing approximately eight quarters of dividend payments and fixed costs.

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results
Summary

	For the Three Months Ended
	September 30,	June 30,	September 30,
Net Interest Income and Net Interest Margin	2023	2023	2022
Net interest income	$42,090	$46,160	$51,861
Net interest margin	2.41%	2.69%	3.04%
Adjusted net interest margin	2.38%	2.57%	2.99%

	For the Three Months Ended
	September 30,	June 30,	September 30,
Asset Yields and Funding Costs	2023	2023	2022
Interest earning assets	4.48%	4.39%	3.58%
Interest bearing liabilities	2.52%	2.10%	0.69%

	For the Three Months Ended
Non-interest Income and	September 30,	June 30,	September 30,
Mortgage Banking Income	2023	2023	2022
Total non–interest income	$11,830	$10,997	$10,188
Gain on sale of mortgage loans	1,582	1,005	1,441
Mortgage servicing income net of impairment	631	640	355

	For the Three Months Ended
	September 30,	June 30,	September 30,
Non-interest Expense	2023	2023	2022
Total non–interest expense	$36,168	$36,262	$36,816
Annualized non–interest expense to average assets	1.81%	1.86%	1.91%

	For the Three Months Ended
	September 30,	June 30,	September 30,
Credit Quality	2023	2023	2022
Allowance for credit losses to total loans	1.14%	1.17%	1.27%
Non–performing loans to total loans	0.45%	0.52%	0.47%
Percent of net charge–offs to average loans outstanding for the period	0.02%	0.01%	0.00%

	September 30,	Net Reserve			December 31,
Allowance for Credit Losses	2023	3Q23	2Q23	1Q23	2022
Commercial	$29,472	$(882)	$(802)	$(1,289)	$32,445
Retail Mortgage	2,794	(854)	(799)	(1,130)	5,577
Warehouse	714	(179)	95	(222)	1,020
Consumer	16,719	1,638	1,956	1,703	11,422
Allowance for Credit Losses (“ACL”)	$49,699	$(277)	$450	$(938)	$50,464
ACL / Total Loans	1.14%				1.21%
Acquired Loan Discount (“ALD”)	$5,148	$(371)	$(639)	$(121)	$6,279

“Our historical conservative credit culture remains a strength of Horizon as displayed by our third quarter asset quality metrics,” Mr. Prame added. “We believe our focus on lending to well–qualified borrowers, the teams' proactive and proven approach to loss mitigation, and our focus on building a diverse portfolio will further position us well to traverse a fluid economic outlook.”

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results
Income Statement Highlights

Net income for the third quarter of 2023 was $16.2 million, or $0.37 diluted earnings per share, compared to $18.8 million, or $0.43, for the linked quarter and $23.8 million, or $0.55, for the prior year period. The change in net income for the third quarter of 2023 when compared to the linked quarter, reflects growth in non–interest income of $833,000 and decreases in credit loss expense of $417,000, income tax expense of $168,000 and non–interest expense of $94,000, offset by a decrease in net interest income of $4.1 million.

Net interest income was $42.1 million in the third quarter of 2023, compared to $46.2 million in the linked quarter which benefited from a swap termination fee of $1.5 million.

Total non–interest income of $11.8 million was $833,000 higher in the third quarter of 2023 when compared to the second quarter of 2023, primarily due to a $615,000 increase in other income and a $577,000 increase in gain on sale of mortgage loans, offset by a decrease of $398,000 in interchange fees.

Total non–interest expense was $94,000 lower in the third quarter of 2023 when compared to the second quarter of 2023, primarily due to a $277,000 decrease in loan expense, a $199,000 decrease in outside services and consultants and a $119,000 decrease in other expense, offset by an increase $460,000 increase in FDIC insurance expense from the linked quarter.

Horizon's effective tax rate was 7.3% for the third quarter of 2023, with income tax expense of $1.3 million decreasing $168,000 when compared to the second quarter of 2023.

Net Interest Margin

Horizon’s net interest margin (“NIM”) was 2.41% for the third quarter of 2023. This compared to 2.69% for the second quarter of 2023, when NIM benefited by approximately 0.08% from a non–recurring swap termination fee.

Net interest margin, excluding the aforementioned swap termination fee in the linked quarter and acquisition–related purchase accounting adjustments (“adjusted net interest margin”), was 2.38% for the third quarter of 2023, compared to 2.57% for the linked quarter. (See the “Non–GAAP Reconciliation of Net Interest Margin” table below).

Lending Activity

Total loan balances and loans held for sale increased to $4.36 billion on September 30, 2023 compared to $4.27 billion on June 30, 2023. During the three months ended September 30, 2023, commercial loans increased $83.0 million, consumer loans increased $25.6 million and residential mortgage loans increased $648,000, offset by a decrease in mortgage warehouse loans of $16.4 million and loans held for sale of $4.1 million.

Lending activity in the third quarter was led by strong results of our relationship banking model in commercial lending. Mortgage banking activities aligned with client demand in a continuing rising interest rate environment, while the lift in consumer balances was primarily in home equity loans, which offset a decrease in indirect auto lending. These results reflect the continued strategic shift of the organization to focus on higher yielding assets.

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Loan Growth by Type
(Dollars in Thousands, Unaudited)
	September 30,	June 30,	QTD	QTD	Annualized
	2023	2023	$ Change	% Change	% Change
Commercial	$2,589,244	$2,506,279	$82,965	3.3%	13.1%
Residential mortgage	675,399	674,751	648	0.1%	0.4%
Mortgage warehouse	65,923	82,345	(16,422)	(19.9)%	(79.1)%
Consumer	1,028,436	1,002,885	25,551	2.5%	10.1%
Total loans	4,359,002	4,266,260	92,742	2.6%	8.6%
Loans held for sale	2,828	6,933	(4,105)	(59.2)%	(234.9)%
Total loans and loans held for sale	$4,361,830	$4,273,193	$88,637	2.5%	8.2%

Deposit Activity

Total deposit balances of $5.70 billion on September 30, 2023 decreased 0.16% compared to $5.71 billion on June 30, 2023.

The deposit mix at the end of the third quarter of 2023 represented the demand for clients to earn more interest on their excess funds and consumers spending excess liquidity. The Bank's tenured and granular core deposit relationships remain steadfast, reflecting the value of Horizon's relationship banking model and local community engagement.

Deposit Growth by Type
(Dollars in Thousands, Unaudited)
	September 30,	June 30,	QTD	QTD	Annualized
	2023	2023	$ Change	% Change	% Change
Non–interest bearing	$1,126,703	$1,170,055	$(43,352)	(3.7)%	(15.0)%
Interest bearing	3,322,788	3,289,474	33,314	1.0%	4.1%
Time deposits	1,250,606	1,249,803	803	0.1%	0.3%
Total deposits	$5,700,097	$5,709,332	$(9,235)	(0.2)%	(0.7)%

Capital

The capital resources of the Company and the Bank continued to exceed regulatory capital ratios for “well capitalized” banks at September 30, 2023. Stockholders’ equity totaled $693.4 million at September 30, 2023 and the ratio of average stockholders’ equity to average assets was 8.99% for the nine months ended September 30, 2023.

Tangible book value, which excludes intangible assets from total equity, per common share (“TBVPS”) was $12.00, decreasing $0.34 during the third quarter of 2023, as meaningfully higher interest rates led to unrealized net losses on securities available for sale (“AFS”) of $2.83 per common share, reducing accumulated other comprehensive income (“AOCI”) by $25.5 million in the three months ending September 30, 2023. TBVPS increased by $0.41 during the first nine months of the year. Tangible common equity was changed modestly to 6.72% of tangible assets as of September 30, 2023, a decrease of 19 basis points during the quarter but still elevated by 16 basis points since December 31, 2022.

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results
The following table presents the actual regulatory capital dollar amounts and ratios of the Company and the Bank as of September 30, 2023.

	Actual		Required for Capital Adequacy Purposes		Required for Capital Adequacy Purposes with Capital Buffer		Well Capitalized Under Prompt Corrective Action Provisions
	$	Ratio	$	Ratio	$	Ratio	$	Ratio
Total capital (to risk–weighted assets)
Consolidated	$812,586	14.55%	$446,920	8.00%	$586,582	10.50%	N/A	N/A
Bank	741,748	13.28%	446,733	8.00%	586,337	10.50%	$558,416	10.00%
Tier 1 capital (to risk–weighted assets)
Consolidated	762,887	13.66%	335,190	6.00%	474,852	8.50%	N/A	N/A
Bank	692,049	12.39%	335,050	6.00%	474,654	8.50%	446,733	8.00%
Common equity tier 1 capital (to risk–weighted assets)
Consolidated	646,716	11.58%	251,392	4.50%	391,055	7.00%	N/A	N/A
Bank	692,049	12.39%	251,287	4.50%	390,891	7.00%	362,971	6.50%
Tier 1 capital (to average assets)
Consolidated	762,887	9.98%	305,700	4.00%	305,700	4.00%	N/A	N/A
Bank	692,049	8.94%	309,532	4.00%	309,532	4.00%	386,915	5.00%

Liquidity

The Bank maintains a stable base of core deposits provided by long–standing and new relationships with individuals and local businesses. These deposits are the principal source of liquidity for Horizon. Other sources of liquidity for Horizon include earnings, loan repayments, investment security cash flows, proceeds from the sale of residential mortgage loans, unpledged investment securities and borrowing relationships with correspondent banks, including the Federal Home Loan Bank of Indianapolis (the “FHLB”). On September 30, 2023, in addition to liquidity available from the normal operating, funding, and investing activities of Horizon, the Bank had approximately $1.64 billion in unused credit lines with various money center banks, including the FHLB and the Federal Reserve Bank. The Bank had approximately $622.9 million of unpledged investment securities on September 30, 2023.

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results
Forward Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission (the “SEC”). Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: current financial conditions within the banking industry, including the effects of recent failures of other financial institutions, liquidity levels, and responses by the Federal Reserve, Department of the Treasury, and the Federal Deposit Insurance Corporation to address these issues; changes in the level and volatility of interest rates, changes in spreads on earning assets and changes in interest bearing liabilities; increased interest rate sensitivity; the ability of Horizon to remediate its material weaknesses in its internal control over financial reporting; continuing increases in inflation; loss of key Horizon personnel; increases in disintermediation; potential loss of fee income, including interchange fees, as new and emerging alternative payment platforms take a greater market share of the payment systems; estimates of fair value of certain of Horizon’s assets and liabilities; changes in prepayment speeds, loan originations, credit losses, market values, collateral securing loans and other assets; changes in sources of liquidity; economic conditions and their impact on Horizon and its customers, including local and global economic recovery from the pandemic; legislative and regulatory actions and reforms; changes in accounting policies or procedures as may be adopted and required by regulatory agencies; litigation, regulatory enforcement, and legal compliance risk and costs; rapid technological developments and changes; cyber terrorism and data security breaches; the rising costs of cybersecurity; the ability of the U.S. federal government to manage federal debt limits; climate change and social justice initiatives; material changes outside the U.S. or in overseas relations, including changes in U.S. trade relations related to imposition of tariffs, Brexit, and the phase out of the London Interbank Offered Rate (“LIBOR”); the inability to realize cost savings or revenues or to effectively implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; acts of terrorism, war and global conflicts, such as the Russia and Ukraine conflict; and supply chain disruptions and delays. These and additional factors that could cause actual results to differ materially from those expressed in the forward–looking statements are discussed in Horizon’s reports (such as the Annual Report on Form 10–K, Quarterly Reports on Form 10–Q, and Current Reports on Form 8–K) filed with the SEC and available at the SEC’s website (www.sec.gov). Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Financial Highlights
(Dollars in Thousands, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Balance sheet:
Total assets	$7,959,434	$7,963,353	$7,897,995	$7,872,518	$7,718,695
Interest earning deposits & federal funds sold	76,293	119,637	30,221	12,233	7,302
Interest earning time deposits	2,207	2,452	3,098	2,812	2,814
Investment securities	2,831,651	2,889,309	2,958,978	3,020,306	3,017,191
Commercial loans	2,589,244	2,506,279	2,505,459	2,467,422	2,403,743
Mortgage warehouse loans	65,923	82,345	52,957	69,529	73,690
Residential mortgage loans	675,399	674,751	662,459	653,292	634,901
Consumer loans	1,028,436	1,002,885	1,026,076	967,755	919,198
Total loans	4,359,002	4,266,260	4,246,951	4,157,998	4,031,532
Earning assets	7,306,490	7,319,100	7,273,921	7,225,833	7,087,368
Non–interest bearing deposit accounts	1,126,703	1,170,055	1,231,845	1,277,768	1,315,155
Interest bearing transaction accounts	3,322,788	3,289,474	3,402,525	3,582,891	3,736,798
Time deposits	1,250,606	1,249,803	1,067,575	997,115	778,885
Total deposits	5,700,097	5,709,332	5,701,945	5,857,774	5,830,838
Borrowings	1,356,510	1,352,039	1,311,927	1,142,949	1,048,091
Subordinated notes	59,007	58,970	58,933	58,896	58,860
Junior subordinated debentures issued to capital trusts	57,201	57,143	57,087	57,027	56,966
Total stockholders’ equity	693,369	709,243	702,559	677,375	644,993

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Income statement:
Net interest income	$42,090	$46,160	$45,237	$48,782	$51,861
Credit loss expense (recovery)	263	680	242	(69)	(601)
Non–interest income	11,830	10,997	9,620	10,674	10,188
Non–interest expense	36,168	36,262	34,524	35,711	36,816
Income tax expense	1,284	1,452	1,863	2,649	2,013
Net income	$16,205	$18,763	$18,228	$21,165	$23,821

Per share data:
Basic earnings per share	$0.37	$0.43	$0.42	$0.49	$0.55
Diluted earnings per share	0.37	0.43	0.42	0.48	0.55
Cash dividends declared per common share	0.16	0.16	0.16	0.16	0.16
Book value per common share	15.89	16.25	16.11	15.55	14.80
Tangible book value per common share	12.00	12.34	12.17	11.59	10.82
Market value – high	12.68	11.10	16.32	20.00	20.59
Market value – low	$9.90	$7.75	$10.31	$14.51	$16.74
Weighted average shares outstanding – Basis	43,646,609	43,639,987	43,583,554	43,574,151	43,573,370
Weighted average shares outstanding – Diluted	43,796,069	43,742,588	43,744,721	43,667,953	43,703,793

Key ratios:
Return on average assets	0.81%	0.96%	0.94%	1.09%	1.24%
Return on average common stockholders’ equity	8.99	10.59	10.66	12.72	13.89
Net interest margin	2.41	2.69	2.67	2.85	3.04
Allowance for credit losses to total loans	1.14	1.17	1.17	1.21	1.27
Average equity to average assets	9.03	9.07	8.86	8.55	8.91
Efficiency ratio	67.08	63.44	62.93	60.06	59.33
Annualized non–interest expense to average assets	1.81	1.86	1.79	1.84	1.91
Bank only capital ratios:
Tier 1 capital to average assets	8.94	8.72	8.86	8.89	8.84
Tier 1 capital to risk weighted assets	12.39	12.12	12.65	12.72	12.74
Total capital to risk weighted assets	13.28	13.03	13.56	13.59	13.65

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Nine Months Ended
	September 30,	September 30,
	2023	2022
Income statement:
Net interest income	$133,487	$150,736
Credit loss expense (recovery)	1,185	(1,747)
Non–interest income	32,447	36,777
Non–interest expense	106,954	107,490
Income tax expense	4,599	9,527
Net income	$53,196	$72,243

Per share data:
Basic earnings per share	$1.22	$1.66
Diluted earnings per share	1.21	1.65
Cash dividends declared per common share	0.32	0.47
Book value per common share	16.25	14.80
Tangible book value per common share	12.34	10.82
Market value – high	16.32	23.45
Market value – low	$7.75	$16.72
Weighted average shares outstanding – Basis	43,611,926	43,567,028
Weighted average shares outstanding – Diluted	43,757,321	43,699,035

Key ratios:
Return on average assets	0.90%	1.29%
Return on average common stockholders’ equity	10.06	13.97
Net interest margin	2.59	3.02
Allowance for credit losses to total loans	1.14	1.27
Average equity to average assets	8.99	9.25
Efficiency ratio	64.46	57.32
Annualized non–interest expense to average assets	1.82	1.92
Bank only capital ratios:
Tier 1 capital to average assets	8.94	8.84
Tier 1 capital to risk weighted assets	12.39	12.74
Total capital to risk weighted assets	13.28	13.65

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Financial Highlights
(Dollars in Thousands Except Ratios, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Loan data:
Substandard loans	$47,624	$41,484	$49,804	$56,194	$57,932
30 to 89 days delinquent	13,089	10,913	13,971	10,709	6,970

Non–performing loans:
90 days and greater delinquent – accruing interest	392	1,313	137	92	193
Trouble debt restructures – accruing interest	—	—	—	2,570	2,529
Trouble debt restructures – non–accrual	—	—	—	1,548	1,665
Non–accrual loans	19,056	20,796	19,660	17,630	14,771
Total non–performing loans	$19,448	$22,109	$19,797	$21,840	$19,158
Non–performing loans to total loans	0.45%	0.52%	0.47%	0.52%	0.47%

Allocation of the Allowance for Credit Losses
(Dollars in Thousands, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Commercial	$29,472	$30,354	$31,156	$32,445	$33,806
Residential mortgage	2,794	3,648	4,447	5,577	5,137
Mortgage warehouse	714	893	798	1,020	1,024
Consumer	16,719	15,081	13,125	11,422	11,402
Total	$49,699	$49,976	$49,526	$50,464	$51,369

Net Charge–offs (Recoveries)
(Dollars in Thousands Except Ratios, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Commercial	$142	$101	$104	$(94)	$51
Residential mortgage	(39)	(10)	(6)	(8)	(75)
Mortgage warehouse	—	—	—	—	—
Consumer	619	183	281	387	162
Total	$722	$274	$379	$285	$138
Percent of net charge–offs (recoveries) to average loans outstanding for the period	0.02%	0.01%	0.01%	0.01%	0.00%

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Total Non–performing Loans
(Dollars in Thousands Except Ratios, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Commercial	$6,969	$8,275	$8,523	$9,330	$7,199
Residential mortgage	7,777	8,168	6,926	8,123	8,047
Mortgage warehouse	—	—	—	—	—
Consumer	4,702	5,666	4,348	4,387	3,912
Total	$19,448	$22,109	$19,797	$21,840	$19,158
Non–performing loans to total loans	0.45%	0.52%	0.47%	0.52%	0.47%

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Commercial	$1,287	$1,567	$1,567	$1,881	$3,206
Residential mortgage	32	107	203	107	22
Mortgage warehouse	—	—	—	—	—
Consumer	72	7	78	152	14
Total	$1,391	$1,681	$1,848	$2,140	$3,242

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Three Months Ended			Three Months Ended
	September 30, 2023			September 30, 2022
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$92,305	$1,247	5.36%	$4,201	$24	2.27%
Interest earning deposits	8,018	85	4.21%	9,994	41	1.63%
Investment securities – taxable	1,684,590	8,788	2.07%	1,728,197	8,436	1.94%
Investment securities – non–taxable (1)	1,220,998	7,002	2.88%	1,384,249	7,478	2.71%
Loans receivable (2) (3)	4,280,700	63,003	5.86%	3,929,567	45,517	4.61%
Total interest earning assets	7,286,611	80,125	4.48%	7,056,208	61,496	3.58%
Non–interest earning assets
Cash and due from banks	100,331			99,221
Allowance for credit losses	(49,705)			(52,303)
Other assets	587,514			531,976
Total average assets	$7,924,751			$7,635,102

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$4,538,698	$24,704	2.16%	$4,478,741	$4,116	0.36%
Borrowings	1,180,452	10,399	3.50%	813,873	3,756	1.83%
Repurchase agreements	136,784	825	2.39%	141,283	139	0.39%
Subordinated notes	58,983	880	5.92%	58,836	880	5.93%
Junior subordinated debentures issued to capital trusts	57,166	1,227	8.52%	56,928	744	5.19%
Total interest bearing liabilities	5,972,083	38,035	2.52%	5,549,661	9,635	0.69%
Non–interest bearing liabilities
Demand deposits	1,159,241			1,351,857
Accrued interest payable and other liabilities	77,942			53,208
Stockholders’ equity	715,485			680,376
Total average liabilities and stockholders’ equity	$7,924,751			$7,635,102

Net interest income / spread		$42,090	1.96%		$51,861	2.89%
Net interest income as a percent of average interest earning assets (1)			2.41%			3.04%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Nine Months Ended			Nine Months Ended
	September 30, 2023			September 30, 2022
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$43,976	$1,706	5.19%	$82,667	$131	0.21%
Interest earning deposits	8,597	254	3.95%	15,404	93	0.81%
Investment securities – taxable	1,706,083	26,253	2.06%	1,715,478	24,499	1.91%
Investment securities – non–taxable (1)	1,258,345	21,617	2.91%	1,346,173	21,482	2.70%
Loans receivable (2) (3)	4,216,817	178,961	5.70%	3,779,921	122,641	4.36%
Total interest earning assets	7,233,818	228,791	4.35%	6,939,643	168,846	3.37%
Non–interest earning assets
Cash and due from banks	102,264			100,067
Allowance for credit losses	(49,839)			(53,038)
Other assets	579,203			486,862
Total average assets	$7,865,446			$7,473,534

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$4,494,821	$58,481	1.74%	$4,499,441	$7,289	0.22%
Borrowings	1,137,289	28,702	3.37%	644,803	6,209	1.29%
Repurchase agreements	138,706	2,011	1.94%	140,837	216	0.21%
Subordinated notes	58,947	2,641	5.99%	58,800	2,641	6.01%
Junior subordinated debentures issued to capital trusts	57,108	3,469	8.12%	56,869	1,755	4.13%
Total interest bearing liabilities	5,886,871	95,304	2.16%	5,400,750	18,110	0.45%
Non–interest bearing liabilities
Demand deposits	1,200,133			1,336,912
Accrued interest payable and other liabilities	71,280			44,343
Stockholders’ equity	707,162			691,529
Total average liabilities and stockholders’ equity	$7,865,446			$7,473,534

Net interest income / spread		$133,487	2.19%		$150,736	2.92%
Net interest income as a percent of average interest earning assets (1)			2.59%			3.02%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Condensed Consolidated Balance Sheets
(Dollars in Thousands)

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Cash and due from banks	$175,137	$123,505
Interest earning time deposits	2,207	2,812
Investment securities, available for sale	865,168	997,558
Investment securities, held to maturity (fair value $1,556,845 and $1,681,309)	1,966,483	2,022,748
Loans held for sale	2,828	5,807
Loans, net of allowance for credit losses of $49,699 and $50,464	4,309,303	4,107,534
Premises and equipment, net	94,716	92,677
Federal Home Loan Bank stock	34,509	26,677
Goodwill	155,211	155,211
Other intangible assets	14,530	17,239
Interest receivable	37,850	35,294
Cash value of life insurance	149,212	146,175
Other assets	152,280	139,281
Total assets	$7,959,434	$7,872,518

Liabilities
Deposits
Non–interest bearing	$1,126,703	$1,277,768
Interest bearing	4,573,394	4,580,006
Total deposits	5,700,097	5,857,774
Borrowings	1,356,510	1,142,949
Subordinated notes	59,007	58,896
Junior subordinated debentures issued to capital trusts	57,201	57,027
Interest payable	16,281	5,380
Other liabilities	76,969	73,117
Total liabilities	7,266,065	7,195,143
Commitments and contingent liabilities
Stockholders’ equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	—	—
Common stock, no par value, Authorized 99,000,000 shares Issued and outstanding 44,116,739 and 43,937,889 shares	—	—
Additional paid–in capital	355,478	354,188
Retained earnings	461,325	429,385
Accumulated other comprehensive income (loss)	(123,434)	(106,198)
Total stockholders’ equity	693,369	677,375
Total liabilities and stockholders’ equity	$7,959,434	$7,872,518

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Interest income
Loans receivable	$63,003	$60,594	$55,364	$50,859	$45,517
Investment securities – taxable	8,788	8,740	8,725	8,702	8,436
Investment securities – non–taxable	7,002	7,059	7,556	7,543	7,478
Other	1,332	475	153	83	65
Total interest income	80,125	76,868	71,798	67,187	61,496
Interest expense
Deposits	24,704	18,958	14,819	10,520	4,116
Borrowed funds	11,224	9,718	9,771	6,040	3,895
Subordinated notes	880	881	880	881	880
Junior subordinated debentures issued capital trusts	1,227	1,151	1,091	964	744
Total interest expense	38,035	30,708	26,561	18,405	9,635
Net interest income	42,090	46,160	45,237	48,782	51,861
Credit loss expense (recovery)	263	680	242	(69)	(601)
Net interest income after credit loss expense	41,827	45,480	44,995	48,851	52,462
Non–interest Income
Service charges on deposit accounts	3,086	3,021	3,028	2,947	3,023
Wire transfer fees	120	116	109	118	148
Interchange fees	3,186	3,584	2,867	2,951	3,089
Fiduciary activities	1,206	1,247	1,275	1,270	1,203
Gain (loss) on sale of investment securities	—	20	(500)	—	—
Gain on sale of mortgage loans	1,582	1,005	785	1,196	1,441
Mortgage servicing income net of impairment	631	640	713	637	355
Increase in cash value of bank owned life insurance	1,055	1,015	981	751	814
Other income	964	349	362	804	115
Total non–interest income	11,830	10,997	9,620	10,674	10,188
Non–interest expense
Salaries and employee benefits	20,058	20,162	18,712	19,978	20,613
Net occupancy expenses	3,283	3,249	3,563	3,279	3,293
Data processing	2,999	3,016	2,669	2,884	2,539
Professional fees	707	633	533	694	552
Outside services and consultants	2,316	2,515	2,717	2,985	2,855
Loan expense	1,120	1,397	1,118	1,281	1,392
FDIC insurance expense	1,300	840	540	388	670
Core deposit intangible amortization	903	903	903	925	926
Other losses	188	134	221	118	398
Other expenses	3,294	3,413	3,548	3,179	3,578
Total non–interest expense	36,168	36,262	34,524	35,711	36,816
Income before income taxes	17,489	20,215	20,091	23,814	25,834
Income tax expense	1,284	1,452	1,863	2,649	2,013
Net income	$16,205	$18,763	$18,228	$21,165	$23,821
Basic earnings per share	$0.37	$0.43	$0.42	$0.49	$0.55
Diluted earnings per share	0.37	0.43	0.42	0.48	0.55

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Nine Months Ended
	September 30,	September 30,
	2023	2022
Interest income
Loans receivable	$178,961	$122,641
Investment securities – taxable	26,253	24,500
Investment securities – non–taxable	21,617	21,482
Other	1,960	223
Total interest income	228,791	168,846
Interest expense
Deposits	58,481	7,289
Borrowed funds	30,713	6,425
Subordinated notes	2,641	2,641
Junior subordinated debentures issued capital trusts	3,469	1,755
Total interest expense	95,304	18,110
Net interest income	133,487	150,736
Credit loss expense (recovery)	1,185	(1,747)
Net interest income after credit loss expense	132,302	152,483
Non–interest Income
Service charges on deposit accounts	9,135	8,651
Wire transfer fees	345	477
Interchange fees	9,637	9,451
Fiduciary activities	3,728	4,111
Gain (loss) on sale of investment securities	(480)	—
Gain on sale of mortgage loans	3,372	5,969
Mortgage servicing income net of impairment	1,984	4,163
Increase in cash value of bank owned life insurance	3,051	1,843
Death benefit on bank owned life insurance	—	644
Other income	1,675	1,468
Total non–interest income	32,447	36,777
Non–interest expense
Salaries and employee benefits	58,932	60,305
Net occupancy expenses	10,095	10,044
Data processing	8,684	7,683
Professional fees	1,873	1,149
Outside services and consultants	7,548	7,865
Loan expense	3,635	4,130
FDIC insurance expense	2,680	2,170
Core deposit intangible amortization	2,709	2,777
Other losses	543	928
Other expenses	10,255	10,439
Total non–interest expense	106,954	107,490
Income before income taxes	57,795	81,770
Income tax expense	4,599	9,527
Net income	$53,196	$72,243
Basic earnings per share	$1.22	$1.66
Diluted earnings per share	1.21	1.65

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Use of Non–GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP. Specifically, we have included non–GAAP financial measures relating to net income, diluted earnings per share, pre–tax, pre–provision net income, net interest margin, tangible stockholders’ equity and tangible book value per share, efficiency ratio, the return on average assets, the return on average common equity, and return on average tangible equity. In each case, we have identified special circumstances that we consider to be non–recurring and have excluded them. We believe that this shows the impact of such events as acquisition–related purchase accounting adjustments and swap termination fees, among others we have identified in our reconciliations. Horizon believes these non–GAAP financial measures are helpful to investors and provide a greater understanding of our business and financial results without giving effect to the purchase accounting impacts and one–time costs of acquisitions and non–recurring items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. See the tables and other information below and contained elsewhere in this press release for reconciliations of the non–GAAP information identified herein and its most comparable GAAP measures.

Non–GAAP Reconciliation of Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022
Net income as reported	$16,205	$18,763	$18,228	$21,165	$23,821	$53,196	$72,243
Swap termination fee	—	(1,453)	—	—	—	(1,453)	—
Tax effect	—	305	—	—	—	305	—
Net income excluding swap termination fee	16,205	17,615	18,228	21,165	23,821	52,048	72,243
(Gain) / loss on sale of investment securities	—	(20)	500	—	—	480	—
Tax effect	—	4	(105)	—	—	(101)	—
Net income excluding (gain) / loss on sale of investment securities	16,205	17,599	18,623	21,165	23,821	52,427	72,243
Death benefit on bank owned life insurance (“BOLI”)	—	—	—	—	—	—	(644)
Net income excluding death benefit on BOLI	16,205	17,599	18,623	21,165	23,821	52,427	71,599
Adjusted net income	$16,205	$17,599	$18,623	$21,165	$23,821	$52,427	$71,599

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Non–GAAP Reconciliation of Diluted Earnings per Share
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022
Diluted earnings per share (“EPS”) as reported	$0.37	$0.43	$0.42	$0.48	$0.55	$1.21	$1.65
Swap termination fee	—	(0.03)	—	—	—	(0.03)	—
Tax effect	—	0.01	—	—	—	0.01	—
Diluted EPS excluding swap termination fee	0.37	0.41	0.42	0.48	0.55	1.19	1.65
(Gain) / loss on sale of investment securities	—	—	0.01	—	—	0.01	—
Tax effect	—	—	—	—	—	—	—
Diluted EPS excluding (gain) / loss on sale of investment securities	0.37	0.41	0.43	0.48	0.55	1.20	1.65
Death benefit on bank owned life insurance (“BOLI”)	—	—	—	—	—	—	(0.01)
Diluted EPS excluding death benefit on BOLI	0.37	0.41	0.43	0.48	0.55	1.20	1.64
Adjusted diluted EPS	$0.37	$0.41	$0.43	$0.48	$0.55	$1.20	$1.64

Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022
Pre–tax income	$17,489	$20,215	$20,091	$23,814	$25,834	$57,795	$81,770
Credit loss expense (recovery)	263	680	242	(69)	(601)	1,185	(1,747)
Pre–tax, pre–provision net income	$17,752	$20,895	$20,333	$23,745	$25,233	$58,980	$80,023

Pre–tax, pre–provision net income	$17,752	$20,895	$20,333	$23,745	$25,233	$58,980	$80,023
Swap termination fee	—	(1,453)	—	—	—	(1,453)	—
(Gain) / loss on sale of investment securities	—	(20)	500	—	—	480	—
Death benefit on BOLI	—	—	—	—	—	—	(644)
Adjusted pre–tax, pre–provision net income	$17,752	$19,422	$20,833	$23,745	$25,233	$58,007	$79,379

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Non–GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022
Net interest income as reported	$42,090	$46,160	$45,237	$48,782	$51,861	$133,487	$150,736
Average interest earning assets	7,286,611	7,212,640	7,201,266	7,091,980	7,056,208	7,233,818	6,939,643
Net interest income as a percentage of average interest earning assets (“Net Interest Margin”)	2.41%	2.69%	2.67%	2.85%	3.04%	2.59%	3.02%

Net interest income as reported	$42,090	$46,160	$45,237	$48,782	$51,861	$133,487	$150,736
Acquisition–related purchase accounting adjustments (“PAUs”)	(435)	(651)	(367)	(431)	(906)	(1,453)	(3,045)
Swap termination fee	—	(1,453)	—	—	—	(1,453)	—
Adjusted net interest income	$41,655	$44,056	$44,870	$48,351	$50,955	$130,581	$147,691
Adjusted net interest margin	2.38%	2.57%	2.65%	2.83%	2.99%	2.53%	2.96%

Non–GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share
(Dollars in Thousands, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Total stockholders’ equity	$693,369	$709,243	$702,559	$677,375	$644,993
Less: Intangible assets	169,741	170,644	171,547	172,450	173,375
Total tangible stockholders’ equity	$523,628	$538,599	$531,012	$504,925	$471,618
Common shares outstanding	43,648,501	43,645,216	43,621,422	43,574,151	43,574,151
Book value per common share	$15.89	$16.25	$16.11	$15.55	$14.80
Tangible book value per common share	$12.00	$12.34	$12.17	$11.59	$10.82

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022
Non–interest expense as reported	$36,168	$36,262	$34,524	$35,711	$36,816	$106,954	$107,490
Net interest income as reported	42,090	46,160	45,237	48,782	51,861	133,487	150,736
Non–interest income as reported	$11,830	$10,997	$9,620	$10,674	$10,188	$32,447	$36,777
Non–interest expense / (Net interest income + Non–interest income) (“Efficiency Ratio”)	67.08%	63.44%	62.93%	60.06%	59.33%	64.46%	57.32%

Non–interest expense as reported	$36,168	$36,262	$34,524	$35,711	$36,816	$106,954	$107,490

Net interest income as reported	42,090	46,160	45,237	48,782	51,861	133,487	150,736
Swap termination fee	—	(1,453)	—	—	—	(1,453)	—
Net interest income excluding swap termination fee	42,090	44,707	45,237	48,782	51,861	132,034	150,736

Non–interest income as reported	11,830	10,997	9,620	10,674	10,188	32,447	36,777
(Gain) / loss on sale of investment securities	—	(20)	500	—	—	480	—
Death benefit on BOLI	—	—	—	—	—	—	(644)
Non–interest income excluding (gain) / loss on sale of investment securities and death benefit on BOLI	$11,830	$10,977	$10,120	$10,674	$10,188	$32,927	$36,133
Adjusted efficiency ratio	67.08%	65.12%	62.37%	60.06%	59.33%	64.84%	57.52%

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Non–GAAP Reconciliation of Return on Average Assets
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022
Average assets	$7,924,751	$7,840,026	$7,831,106	$7,718,366	$7,635,102	$7,865,446	$7,473,534
Return on average assets (“ROAA”) as reported	0.81%	0.96%	0.94%	1.09%	1.24%	0.90%	1.29%
Swap termination fee	—	(0.07)	—	—	—	(0.02)	—
Tax effect	—	0.02	—	—	—	0.01	—
ROAA excluding swap termination fee	0.81	0.91	0.94	1.09	1.24	0.89	1.29
(Gain) / loss on sale of investment securities	—	—	0.03	—	—	0.01	—
Tax effect	—	—	(0.01)	—	—	—	—
ROAA excluding (gain) / loss on sale of investment securities	0.81	0.91	0.96	1.09	1.24	0.90	1.29
Death benefit on BOLI	—	—	—	—	—	—	(0.01)
ROAA excluding death benefit on BOLI	0.81	0.91	0.96	1.09	1.24	0.90	1.28
Adjusted ROAA	0.81%	0.91%	0.96%	1.09%	1.24%	0.90%	1.28%

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Non–GAAP Reconciliation of Return on Average Common Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022
Average common equity	$715,485	$710,953	$693,472	$660,188	$680,376	$707,162	$691,529
Return on average common equity (“ROACE”) as reported	8.99%	10.59%	10.66%	12.72%	13.89%	10.06%	13.97%
Swap termination fee	—	(0.82)	—	—	—	(0.27)	—
Tax effect	—	0.17	—	—	—	0.06	—
ROACE excluding swap termination fee	8.99	9.94	10.66	12.72	13.89	9.85	13.97
(Gain) / loss on sale of investment securities	—	(0.01)	0.29	—	—	0.09	—
Tax effect	—	—	(0.06)	—	—	(0.02)	—
ROACE excluding (gain) / loss on sale of investment securities	8.99	9.93	10.89	12.72	13.89	9.92	13.97
Death benefit on BOLI	—	—	—	—	—	—	(0.12)
ROACE excluding death benefit on BOLI	8.99	9.93	10.89	12.72	13.89	9.92	13.85
Adjusted ROACE	8.99%	9.93%	10.89%	12.72%	13.89%	9.92%	13.85%

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results

Non–GAAP Reconciliation of Return on Average Tangible Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022
Average common equity	$715,485	$710,953	$693,472	$660,188	$680,376	$707,162	$691,529
Less: Average intangible assets	170,301	171,177	172,139	173,050	173,546	171,199	174,323
Average tangible equity	$545,184	$539,776	$521,333	$487,138	$506,830	$535,963	$517,206
Return on average tangible equity (“ROATE”) as reported	11.79%	13.94%	14.18%	17.24%	18.65%	13.27%	18.68%
Swap termination fee	—	(1.08)	—	—	—	(0.36)	—
Tax effect	—	0.23	—	—	—	0.08	—
ROATE excluding swap termination fee	11.79	13.09	14.18	17.24	18.65	12.99	18.68
(Gain) / loss on sale of investment securities	—	(0.01)	0.39	—	—	0.12	—
Tax effect	—	—	(0.08)	—	—	(0.03)	—
ROATE excluding (gain) / loss on sale of investment securities	11.79	13.08	14.49	17.24	18.65	13.08	18.68
Death benefit on BOLI	—	—	—	—	—	—	(0.17)
ROATE excluding death benefit on BOLI	11.79	13.08	14.49	17.24	18.65	13.08	18.51
Adjusted ROATE	11.79%	13.08%	14.49%	17.24%	18.65%	13.08%	18.51%

Earnings Conference Call

As previously announced, Horizon will host a conference call to review its third quarter financial results and operating performance.

Participants may access the live conference call on October 26, 2023 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 833–974–2379 from the United States, 866–450–4696 from Canada or 1–412–317–5772 from international locations and requesting the “Horizon Bancorp Call.” Participants are asked to dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference through November 2, 2023. The replay may be accessed by dialing 877–344–7529 from the United States, 855–669–9658 from Canada or 1–412–317–0088 from other international locations, and entering the access code 7722200.

Horizon Bancorp, Inc. Reports Third Quarter 2023 Results
About Horizon Bancorp, Inc.

Celebrating 150 years, Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $8.0 billion–asset commercial bank holding company for Horizon Bank, which serve customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon Bank’s retail offerings include prime residential, indirect auto, and other consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in–market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.